Exhibit 99.1


                               NORTH FORK BANCORP
   275 Broadhollow Road, Melville, NY 11747 (631) 844-1258 FAX (631) 844-1471

FOR IMMEDIATE RELEASE                     Contact:      Daniel M. Healy
                                                        Executive Vice President
                                                        Chief Financial Officer
                                                         (631) 844-1258

                            NORTH FORK BANCORPORATION
                     DECLARES ITS REGULAR QUARTERLY DIVIDEND

         Melville, N.Y. - March 22, 2005 - North Fork Bancorporation, Inc. (NYSE:NFB) announced that its Board of Directors declared its regular quarterly dividend of $.22 cents per common stock. The dividend will be payable May 16, 2005, to shareholders of record at the close of business on April 29, 2005.

         North Fork is a regional bank holding company headquartered in New York with approximately $60 billion in assets conducting commercial and retail banking from 356 branch locations in the Tri-State area with a complementary national mortgage banking business.
















                                        4